AGREEMENT TO FILE JOINT SCHEDULE 13D

Reynold Roeder and Wendy Roeder hereby agree to file a Schedule 13D jointly.


Dated: September 27, 2006


Reynold Roeder				Wendy Roeder
Reynold Roeder				Wendy Roeder